SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. _______)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement         [ ]   Confidential,  For  Use  of  the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               ACXIOM CORPORATION
                (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                               ACXIOM CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held July 30, 1997

                                [GRAPH OMITTED]

To the Shareholders of Acxiom Corporation:

         Notice is hereby given that the Annual Meeting of Shareholders of Acxiom Corporation will be held at the Company's corporate offices at 301 Industrial Boulevard, Conway, Arkansas on Wednesday, July 30, 1997, at 10:00 a.m. for the following purposes:

         1.    To elect two directors of the Company.

         2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only shareholders of record at the close of business on June 9, 1997, will be entitled to notice of, and to vote at, the meeting.

         You are cordially invited to the meeting. WE ASK THAT YOU SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A POSTAGE PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE IN RETURNING YOUR PROXY.

                                         By Order of the Board of Directors


                                                 Catherine L. Hughes
                                                      Secretary
Conway, Arkansas
June 16, 1997


                            YOUR VOTE IS IMPORTANT!

                 PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY.

                               ACXIOM CORPORATION

                                PROXY STATEMENT
                                      For
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held July 30, 1997


         This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the Annual Meeting of Shareholders to be held at the Company's corporate offices at 301 Industrial Boulevard, Conway, Arkansas on Wednesday, July 30, 1997, at 10:00 a.m., or any adjournment or adjournments thereof, and is solicited on behalf of the Board of Directors of the Company. The Company's address is P.O. Box 2000, 301 Industrial Boulevard, Conway, Arkansas 72033-2000, and its telephone number is (501) 336-1000. This Proxy material is first being mailed to shareholders on June 16, 1997. Only shareholders of record at the close of business on June 9, 1997, are entitled to notice of, and to vote at, the meeting.

         Any shareholder giving a Proxy has the power to revoke it at any time before its exercise. A Proxy may be revoked by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date. Proxies solicited herein will be voted in accordance with any directions contained therein, unless the Proxy is received in such form or at such time as to render it ineligible to vote, or unless properly revoked. If no choice is specified, the shares will be voted "FOR" each matter being acted upon.

         If matters of business other than those described in the Proxy properly come before the meeting, the persons named in the Proxy will vote in accordance with their best judgment on such matters. The Proxies solicited herein shall not confer any authority to vote at any meeting of shareholders other than the meeting to be held on July 30, 1997, or any adjournment or adjournments thereof.

         The cost of soliciting these Proxies will be borne by the Company. In addition to solicitation by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward Proxies and Proxy material to their principals and may reimburse them for their expenses in doing so.

                      OUTSTANDING STOCK, VOTING RIGHTS AND
                           VOTE REQUIRED FOR APPROVAL

         The Company's Common Stock, $.10 par value per share ("Common Stock"), issued and outstanding as of May 29, 1997, totaled 51,721,132 shares. Each shareholder is entitled to one vote for each share of stock owned of record at the close of business on June 9, 1997. The stock transfer books of the Company will not be closed.

         In order to be elected as a Director of the Company, each nominee must receive the favorable vote of a majority of the votes cast at the meeting for that position. Cumulative voting for directors is not permitted. Abstentions and shares held by a broker that has indicated that it does not have discretionary authority to vote on a particular matter will not be counted as votes cast.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of May 29, 1997, the only shareholders known to the Company to own more than five percent (5%) of the Company's Common Stock:


                                          Number of Shares
                                          of Common Stock         Percent of
Name and Address of Beneficial Owner     Beneficially Owned   Outstanding Shares

Trans Union Corporation  . . . . . . .      7,535,459<F1>           13.6%
    555 West Adams Street
    Chicago, IL  60661

Charles D. Morgan  . . . . . . . . . .      6,212,933<F2>           12.0%
    P.O. Box 2000
    Conway, AR  72033-2000

William Blair & Company  . . . . . . .      2,763,090<F3>            5.3%
    222 West Adams Street
    Chicago, IL  60606

<F1>   Includes 1,920,000  shares acquired  by  Trans Union  Corporation ("Trans
       Union") on August 31, 1992; approximately 3,613,459 shares subject to a currently exercisable warrant ("Warrant") issued to Trans Union on August 31, 1992; 2,000,000 shares acquired by Marmon Industrial Corporation ("MIC"), the indirect owner of all of Trans Union's common stock, on November 22, 1994; and 2,000 shares transferred to Trans Union by Harry
       C. Gambill, Chief Executive Officer and President of Trans Union. Under the terms of the Warrant, Trans Union has the right to purchase up to 4,000,000 shares of Common Stock, at exercise prices ranging from $2.8125 to $3.5625 per share; however, the total number of actual shares held by Trans Union (excluding the 2,000,000 shares held by MIC and any shares acquired by Trans Union on the open market) may not exceed 10% of the Company's then issued and outstanding shares. Including the shares which may presently be acquired by Trans Union under the Warrant, but excluding the shares transferred to Trans Union from Mr. Gambill, Trans Union beneficially owns approximately 5,533,459 shares, which would be 10% of the Company's then issued and outstanding Common Stock following issuance of the Warrant shares. MIC beneficially owns 3.9% of the Company's currently issued and outstanding Common Stock. See "Certain Transactions" below.

<F2>   Includes 236,905  shares subject  to currently  exercisable   options, of
       which 184,859 are in the money.

<F3>   Based  on  information  contained  in a  Schedule  13G  filed  with   the
       Securities and Exchange Commission.

              EQUITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information, as of May 29, 1997, regarding the beneficial ownership of the Company's Common Stock by its directors, nominees for election as directors, named individuals in the Summary Compensation Table, and directors and "executive officers" (as defined in the Rules of the Securities and Exchange Commission), as a group.




                                  Number of Shares
                                  of Common Stock                Percent of
Name of Beneficial Owner         Beneficially Owned          Outstanding Shares


Dr. Ann H. Die . . . . . . .             9,480                       *
C. Alex Dietz  . . . . . . .           419,791<F1>                   *
William T. Dillard II  . . .            18,000                       *
Harry C. Gambill . . . . . .                 0<F2>                   *
Rodger S. Kline  . . . . . .         1,832,860<F3>                 3.5%
Charles D. Morgan  . . . . .         6,212,933<F4>                12.0%
Robert A. Pritzker . . . . .             2,000<F5>                   *
Walter V. Smiley . . . . . .           132,000                       *
James T. Womble  . . . . . .         1,508,650<F6>                 2.9%
Paul L. Zaffaroni  . . . . .           269,450<F7>                   *
All directors, nominees and
  executive officers, as a
  group (12 persons) . . . .        10,525,926<F8>                20.4%

-----------------------

*     Denotes less than 1%.
<F1>  Includes 4,347 shares held by Mr. Dietz's  wife and 214,197 shares subject to currently exercisable options (24,343 of which are held by Mrs. Dietz), of which 181,600 are in the money.
<F2>  See footnote (1) to the table under the heading "Principal   Shareholders"
      regarding shares of the Company's Common Stock beneficially owned by Trans Union and MIC. Mr. Gambill, who is an officer and director of Trans Union, disclaims beneficial ownership of such shares.
<F3>  Includes 191,103 shares subject to currently exercisable options, of which
      156,811 are in the money.
<F4>  Includes  236,905  shares  subject to  currently  exercisable  options, of which 184,859 are in the money.
<F5>  See footnote (1) to the table under the heading  "Principal  Shareholders"
      regarding shares of the Company's Common Stock beneficially owned by Trans Union and MIC. Mr. Pritzker, who is an officer and director of both corporations, disclaims beneficial ownership of such shares. The 2,000 shares were issued to Mr. Pritzker as an annual retainer for serving on the Company's Board of Directors (See "Compensation of Directors" below). Of these, 1,000 shares are owned by Mr. Pritzker's wife; however, Mr. Pritzker is deemed to beneficially own such shares.
<F6>  Includes  138,401  shares subject  to currently  exercisable  options,  of which 108,859 are in the money.
<F7>  Includes 257,735 shares subject to currently exercisable options, of which
      229,996 are in the money.
<F8>  Includes 1,151,256 shares  subject to currently  exercisable  options,  of which 949,466 are in the money.

                             ELECTION OF DIRECTORS

         Two persons have been nominated for election as directors at the Annual Meeting. Dr. Ann H. Die and Charles D. Morgan currently are members of the Board of Directors with terms that expire at the 1997 Annual Meeting. Dr. Die and Mr. Morgan are nominated to serve for terms expiring at the 2000 Annual Meeting. If elected, Dr. Die and Mr. Morgan will serve with the other six Board members:
Rodger S. Kline, Robert A. Pritzker and James T. Womble, whose terms expire at the 1998 Annual Meeting, and William T. Dillard II, Harry C. Gambill and Walter
V. Smiley, whose terms expire at the 1999 Annual Meeting.

         Unless authority is withheld, the persons named on the Proxy will vote the shares represented thereby for the nominees. While it is not anticipated that any of the nominees will be unable to serve, the persons named on the Proxy may, unless authority is withheld, vote for any substitute nominee proposed by the Board of Directors. In the event of any director's death, disqualification or inability to serve, the vacancy so arising will be filled by the Board of Directors.

Nominees and Current Directors

Dr. Ann H. Die, 52, was elected as a director in 1993. She has served as President of Hendrix College in Conway, Arkansas since 1992. For four years prior, she served as Dean of the H. Sophie Newcomb Memorial College and Associate Provost at Tulane University and served as Chair of the Newcomb Foundation Board of Trustees. Prior to joining Tulane, she was Assistant to the Executive Vice President for Academic and Student Affairs at Lamar University. Dr. Die graduated summa cum laude from Lamar University, earned a master's degree from the University of Houston and a Ph.D. in Counseling Psychology from Texas A&M University.

William T. Dillard II, 52, was elected as a director in 1988. He has served since 1968 as a member of the Board of Directors and since 1977 as President and Chief Operating Officer of Dillard's, Inc. of Little Rock, Arkansas, a regional chain of traditional department stores with 250 retail outlets in 24 states in the Southeast, Southwest and Midwest areas of the United States. In addition to Dillard's, Inc., Mr. Dillard is also a director of Barnes & Noble, Inc. and Simon Debartolo Group, Inc. He holds a master's degree in business administration from Harvard University and a bachelor's degree in the same field from the University of Arkansas.

Harry C. Gambill, 51, was appointed to fill a vacancy on the Company's Board of Directors in 1992 and was elected as a director in 1993. He is a director and has held the positions of Chief Executive Officer and President of Trans Union Corporation, a company engaged in the business of providing consumer credit reporting services, since April 1992. Mr. Gambill joined Trans Union in 1985 as Vice President/General Manager of the Chicago Division. In 1987 he was named Central Region Vice President. In 1990 he was named President of TransAction, and assumed the added title of President of TransMark in 1991. Mr. Gambill is also a director of Associated Credit Bureaus and the International Credit Association. He holds degrees in business administration and economics from Arkansas State University. See "Principal Shareholders" and "Certain transactions."

Rodger S. Kline, 54, joined the Company in 1973. He has been a director since 1975, and serves as the Company's Treasurer and Chief Operating Officer (Operations Leader). Prior to joining the Company, Mr. Kline was employed by IBM Corporation. Mr. Kline holds an electrical engineering degree from the University of Arkansas.

Charles D. Morgan, 54, joined the Company in 1972. He has been Chairman of the Board of Directors since 1975, and serves as the Company's President (Company Leader). He was employed by IBM Corporation prior to joining the Company. Mr. Morgan is also a director of Fairfield Communities, Inc. Mr. Morgan holds a mechanical engineering degree from the University of Arkansas.

Robert A. Pritzker, 70, was appointed to fill a newly created position on the Company's Board of Directors in 1994 and was elected a director in 1996. Since before 1992, Mr. Pritzker has been a director and the Chairman of the Board of Trans Union Corporation, a company engaged in the business of providing consumer credit reporting services, a director and the President of each of Union Tank Car Company, a company principally engaged in the leasing of railway tank cars and other railcars, and Marmon Holdings, Inc., a holding company of diversified manufacturing and services businesses. Mr. Pritzker is also a director of Hyatt Corporation, a company which owns and operates domestic and international hotels, and a director of Southern Peru Copper Corporation, a company which mines, smelts, refines and markets copper. Mr. Pritzker holds an industrial engineering degree from the Illinois Institute of Technology. See "Principal Shareholders" and "Certain Transactions."

Walter V. Smiley, 59, was elected as a director in 1983. He served from 1968 until 1989 as Chairman of the Board of Directors and from 1968 until 1985 as Chief Executive Officer of Systematics, Inc., the predecessor of ALLTEL Information Services, Inc., an Arkansas-based company which provides data processing services to financial institutions throughout the United States and abroad. Mr. Smiley currently owns and is President of Smiley Investment Corporation, a consulting and venture capital firm. Mr. Smiley is also a director of Southern Development Banc Corp. He holds a master's degree in business administration and a bachelor's degree in industrial management from the University of Arkansas.

James T. Womble, 54, joined the Company in 1974. He has been a director since 1975, and serves as one of the Company's four Division Leaders. Prior to joining the Company, Mr. Womble was employed by IBM Corporation. Mr. Womble holds a degree in civil engineering from the University of Arkansas.

Directors' Meetings and Committees

         The Board of Directors holds quarterly meetings to review significant developments affecting the Company and to act on matters requiring Board approval. The Board currently has three standing committees to assist it in the discharge of its responsibilities: an Audit Committee, a Compensation Committee and an Executive Committee. The Audit Committee, composed of outside directors Dr. Ann H. Die, William T. Dillard II, Harry C. Gambill, Robert A. Pritzker and Walter V. Smiley, reviews the reports of the Company's auditors and has the authority to investigate the financial and business affairs of the Company. Messrs. Dillard and Smiley also serve on the Compensation Committee, which administers certain of the Company's employee benefit plans and approves the compensation paid to the Company's leadership. The Executive Committee is responsible for implementing the policy decisions of the Board. Current members of the Executive Committee are Messrs. Kline, Morgan and Womble.

         During the past fiscal year, the Board met five times, the Audit Committee met one time and the Compensation Committee met one time. Action pursuant to unanimous written consent in lieu of a meeting was taken one time by the Board, one time by the Compensation Committee and eight times by the Executive Committee. All of the incumbent directors attended at least three-fourths of the aggregate number of meetings of the Board and of the committees on which they served during the past fiscal year except for Mr. Dillard, Mr. Pritzker and Mr. Smiley.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE TWO INDIVIDUALS NAMED ABOVE AS NOMINEES AT THIS YEAR'S ANNUAL MEETING.

                 COMPENSATION OF DIRECTORS AND COMPANY LEADERS

Cash and Other Compensation

The following table sets forth, for the fiscal years indicated, the cash and other compensation provided by the Company and its subsidiaries to the Company Leader and each of the four most highly compensated members of the Company's leadership team (the "named individuals") in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE


                                                 Long Term Compensation
                                                ------------------------
                          Annual Compensation        Awards      Payouts
                         ---------------------- ---------------- -------
       (a)         (b)     (c)    (d)    (e)     (f)       (g)     (h)      (i)
                                                         Securi-
                                                           ties
                                        Other     Re-    Under-            All
                                        Annual  stricted  lying           Other
Name and                                Comp-    Stock   Options/  LTIP  Compen-
Principal                Salary  Bonus ensation Award(s)   SARs  Payouts sation
Position           Year    ($)    ($)  ($)<F1>  ($)<F2>  (#)<F3>   ($)   ($)<F4>
-----------------  ----  ------- ----- -------- -------- ------- ------- -------

Charles D. Morgan  1997  325,000  ---   63,476    ---     33,545   ---    8,239
 Chairman of the   1996  304,167  ---   84,021    ---    101,163   ---    7,327
  Board and        1995  279,167  ---   83,203    ---     13,868   ---    3,527
  Company Leader

Rodger S. Kline    1997  213,000  ---   41,601    ---     21,985   ---    2,817
 Operations        1996  196,833  ---   54,221    ---     66,301   ---    4,801
  Leader           1995  181,642  ---   54,512    ---      9,246   ---    3,575

James T. Womble    1997  183,500  ---   35,340    ---     18,900   ---    5,329
 Division Leader   1996  172,833  ---   47,808    ---     57,118   ---    4,698
                   1995  161,367  ---   34,437    ---      7,122   ---    3,510

Paul L. Zaffaroni  1997  172,300  ---   33,652    ---     17,784   ---    2,563
 Division Leader   1996  161,633  ---   36,772    ---     53,632   ---    3,822
                   1995  148,458  ---   46,972    ---      7,512   ---    3,655

C. Alex Dietz      1997  168,300  ---   32,871    ---     17,371   ---    4,986
 Division Leader   1996  158,467  ---   43,831    ---     52,387   ---    4,562
                   1995  147,958  ---   44,043    ---      7,224   ---    3,634

--------------------------

<F1>  This amount represents  the named  individuals' at-risk  base pay paid for the fiscal year. See discussion of "At-Risk Base Pay" below under "Report of Compensation Committee."

<F2>  No restricted stock grants  were made to the named  individuals during the last three fiscal years.

<F3>  See footnote (1) to "Options/SAR Grants For Last Fiscal Year" below.

<F4>  This amount represents the Company's contribution  on behalf of each named individual to the Company's 401(k) and SERP Plans.

Stock Option Grants

         The following table sets forth information concerning stock options granted under the Company's U.S. Stock Option Plan to the named individuals.

                     OPTION/SAR GRANTS FOR LAST FISCAL YEAR
Individual Grants
       (a)                 (b)          (c)        (d)         (e)        (h)

                                    Percent of
                                       Total
                                      Options/
                        Number of       SARs
                        Securities    Granted
                        underlying      to                            Grant Date
                       Options/SARs  Employees  Exercise or             Present
                         Granted     in Fiscal  Base Price  Expiration   Value
      Name               (#)<F1>       Year       ($/Sh)       Date     ($)<F2>

Charles D. Morgan ...    33,545        6.67%      15.70      5/28/12    139,648
Rodger S. Kline .....    21,985        4.37%      15.70      5/28/12     91,954
James T. Womble .....    18,900        3.77%      15.70      5/28/12     78,847
Paul L. Zaffaroni ...    17,784        3.54%      15.70      5/28/12     74,035
C. Alex Dietz .......    17,371        3.45%      15.70      5/28/12     72,315

<F1> On May 29,  1997,  the  Compensation  Committee of the  Company's  Board of
     Directors approved the grant of options to the Company's leadership team, including the named individuals, in lieu of a portion of the at-risk base pay which was to have been paid to them in cash for the fiscal year ended March 31, 1997 as a part of their annual compensation. The exercise price was the fair market value of the Company's stock on the day of grant. These options are fully vested and became immediately exercisable upon the grant date.

<F2> The grant  date  present  value  was  based  on  the  Black-Scholes  Option
     Valuation Model, a widely recognized method of valuing options. The following underlying assumptions were used to derive the present value of these options: expected volatility of the Company's stock of 14.71%, based upon the actual monthly volatility for the two years prior to the grant date; a risk-free rate of return of 6.83%, base on the yield of the two year U.S. treasury notes as of the grant date; and exercise of the option two years after the grant date. The actual value, if any, the named individuals may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised; consequently, there is no assurance the value realized by the named individuals will be at or near the value estimated by the Black-Scholes Option Valuation Model.

Stock Option Exercises and Holdings

         The following table sets forth information concerning stock options exercised during the last fiscal year and stock options held as of the end of the last fiscal year by the named individuals.


            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

     (a)             (b)       (c)            (d)                   (e)


                                           Number of
                                           Securities            Value of
                                           Underlying           Unexercised
                                          Unexercised          in-the-Money
                                          Options/SARs         Options/SARs
                    Shares            at Fiscal Year-End    at Fiscal Year-End
                   Acquired                   (#)                   ($)
     Name             on      Value     Exer-    Unexer-     Exer-      Unexer-
                   Exercise  Realized  cisable   cisable    cisable     cisable
                     (#)        ($)

Charles D. Morgan     0          0     203,360   371,678   1,661,357   1,816,847
Rodger S. Kline       0          0     169,118   245,756   1,540,524   1,210,571
James T. Womble       0          0     119,461   217,447     980,821   1,095,444
Paul L. Zaffaroni     0          0     239,951   222,401   2,498,394   1,259,772
C. Alex Dietz    36,000    724,875     172,483   210,415   1,696,192   1,160,708

Compensation of Directors

          In January 1997, each outside director received 1,000 shares of unregistered Common Stock as an annual retainer fee. In addition, each outside director receives a $1,500 fee for each meeting he or she attends. Inside directors do not receive any additional compensation for their service as directors.

Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee are William T. Dillard II and Walter V. Smiley. No compensation committee interlocks exist with respect to the Board's Compensation Committee, nor do any present or past officers of the Company serve on the Compensation Committee.

Report of Compensation Committee

         Decisions on compensation of the Company's leadership are made by the Compensation Committee of the Board of Directors. The members of the Compensation Committee are non-employee and outside directors pursuant to Securities and Exchange Commission rules and applicable Treasury regulations. Set forth below is a report submitted by William T. Dillard II and Walter V. Smiley, in their capacity as the Board's Compensation Committee, addressing the compensation policies for the Company's leadership team, for the individuals named in the tables above, and for Mr. Morgan.

Compensation Policies

         Compensation for the Company's leadership is based upon beliefs and guiding principles designed to align leadership compensation with business strategy, Company values and management initiatives. The plan:

         * Aligns the leaders' interests with the shareholders' and investors' interests.
         *   Motivates the leaders to achieve the highest level of performance.
         * Retains key leaders by linking executive compensation to Company performance.
         * Attracts the best candidates through competitive, growth-oriented plans.

         The resulting compensation strategy is targeted to provide an overall level of compensation opportunity that is competitive within the markets in which the Company competes, as well as within a broader group of companies of comparable size and complexity. Actual compensation levels may eventually be greater than or less than the average competitive market levels, based upon the achievement of the Company, as well as upon individual performance. The Compensation Committee uses its discretion to set the parameters of the leadership compensation plan when, in its judgment, external, internal and/or individual circumstances warrant it. Increased orientation of leadership compensation policies toward long-term performance has been accompanied by increased utilization of objective performance criteria. See "Components of Compensation" below.

         The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests and the enhancement of shareholder value. Thus, the Committee has also increasingly utilized these elements in the Company's compensation program for its leadership team.

Components of Compensation

         Compensation paid to the Company's leaders in fiscal 1997, the separate elements of which are discussed below, consisted of the following: not-at-risk base pay, at-risk base pay, and long-term incentive ("LTI") compensation granted under the Company's stock option plans. The Compensation Committee's increasing emphasis on tying pay to long-term performance criteria is reflected in a recent change to the Company's leadership compensation plan, effective for fiscal 1998, whereby the compensation for the Company's senior leadership is as follows: not-at-risk base pay (35%); at-risk base pay (25%); and LTI compensation (40%). The new plan is more heavily weighted towards LTI compensation than the past fiscal year's plan, which provided for the following breakdown of compensation: not-at-risk base pay (40%); at-risk base pay (25%); and LTI compensation (35%).

         Not-At-Risk Base Pay - Base pay levels are largely determined through market comparisons. Actual salaries are based on individual performance contributions within a salary range that has been established through job evaluation and the use of market surveys for comparable companies and positions. Base salaries for the Company's senior leadership were targeted in fiscal 1997 to represent 40% of total compensation, which includes the annual at-risk base pay and LTI compensation. For other corporate and business unit leaders, base salaries were targeted at 50-60% of total compensation.

         At-Risk Base Pay - The at-risk base pay for senior leadership members is funded after the Company achieves its earnings per share target. Attainment of targeted at-risk base pay is largely determined by the EVA (Economic Value Added) model created by the Company. In fiscal 1997, at-risk base pay was targeted to represent 25% of total compensation for the senior leadership team and 20-25% for other corporate and business unit leaders. For fiscal 1997, the Company's earnings per share goal was $.47 per share, which was achieved.

         Long-Term Incentive Compensation - The Committee's LTI compensation plan is composed of awards of non-statutory stock options designed to align long-term interests between the Company's leadership team and its shareholders and to assist in the retention of key people. During fiscal 1997, the long-term incentives were targeted to represent 35% of total compensation for senior leadership and 20-25% for other corporate and business unit leaders. Previously, in fiscal 1996, senior leadership members were awarded the equivalent of three years worth of stock options to induce them to adopt the long-term view of stockholders. One-fourth of the options awarded were priced at the then current market value, one-fourth were priced at a 50% premium over the then current market value, and the remaining one-half were priced at a 100% premium over the then current market value. The full value of the options cannot be realized until the price of the Company's stock more than doubles from the fair market value on the date of grant. Senior leadership members will not be eligible for new grants of LTI options until fiscal 1999. The fiscal 1996 stock options vest incrementally over a nine-year period.

         Under the recently adopted leadership compensation plan effective for fiscal 1998, the LTI portion of the senior leadership's overall compensation will be 40% instead of 35%. The terms of all LTI options will be 15 years (instead of ten), and the exercise prices will be one-half at the fair market value on the date of grant, one-fourth at a 50% premium over market, and one-fourth at a 100% premium over market. Options will continue to vest incrementally over nine years from the date of grant.

         Supplemental Executive Retirement Plan - All members of the Company's leadership team are eligible to participate in the Supplemental Executive Retirement Plan ("SERP"), which was adopted in fiscal 1996, by contributing up to 15% of their pretax income into the plan. The Company matches at a rate of $.50 on the dollar up to the first 6% of the leadership team members' combined contributions under both the SERP and the Company's 401K Retirement Plan. The Company match is paid in Common Stock.

         Other Compensation Plans - The Company maintains certain broad-based employee benefit plans in which leadership team members are permitted to participate on the same terms as non-leadership team associates who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.

Mr. Morgan's Compensation

         In fiscal 1997, the Company's revenue and earnings increased 49% and 51%, respectively, a record year in both revenue and earnings for the Company. Additionally, the Company's return on stockholders' equity increased from 16.5% in fiscal 1996 to 20.3% in fiscal 1997, and the Company's stock price increased 20% over the prior year, compared to an 11% increase in the Nasdaq Stock Market
- U.S. Index and a 10% increase in the Nasdaq Stock Market Computer and Data Processing Index over the same period. In the prior year, the Company's revenue and earnings increased 33% and 47%, respectively, stockholders' equity increased from 15.3% to 16.5%, and the stock price rose 43%, compared to a 36% increase in the Nasdaq Stock Market - U.S. Index and a 42% increase in the Nasdaq Stock Market - Computer and Data Processing Index over the same period. Because of the Company's performance and Mr. Morgan's performance in fiscal 1996, Mr. Morgan's fiscal 1997 base pay was increased by 8.33% over fiscal 1996. In light of the Company's fiscal 1997 performance, Mr. Morgan's base pay for fiscal 1998 will be increased 15.4% over fiscal 1997.

         In fiscal 1997, the Company's earnings per share results and the Company's EVA attained were the primary basis for determining the at-risk base pay earned by Mr. Morgan. A portion of Mr. Morgan's at-risk payments were made in cash. (See "Summary Compensation Table - Other Annual Compensation" above.) On May 29, 1997, the Compensation Committee of the Company's Board of Directors granted 33,545 non-statutory stock options to Mr. Morgan in lieu of the remaining portion of his at-risk compensation. The options were granted at an exercise price of $15.70, the current market value on the date of grant, and were fully vested as of the date of grant. The actual value, if any, Mr. Morgan may realize will depend on the excess of the stock price over the exercise price on the date the options are exercised. Until the price of the Company's stock reaches $17.23, Mr. Morgan will be unable to realize the full value of this portion of his at-risk pay.

           In the prior fiscal year ending March 31, 1996, Mr. Morgan received non-statutory stock options under the Company's LTI plan described above which consisted of a three-year grant of non-statutory stock options, with exercise prices as follows: one-fourth at the then current market price, one-fourth at a 50% premium over market, and the remaining one-half at a 100% premium over market. The purpose of the fiscal 1996 grant was to further encourage Mr. Morgan's long-term performance while aligning his interests with those of the Company's other shareholders with regard to the performance of the Company's Common Stock. Mr. Morgan will not be eligible for another LTI grant until fiscal 1999.

Omnibus Budget Reconciliation Act of 1993

         The Omnibus Budget Reconciliation Act of 1993 ("OBRA") generally prevents public corporations from deducting as a business expense that portion of the compensation paid to the named individuals in the Summary Compensation Table that exceeds $1,000,000. However, this deduction limit does not apply to "performance-based compensation" paid pursuant to plans approved by shareholders. The Board has modified its compensation plans so as to comply with OBRA and thereby retain the deductibility of executive compensation, and it is the Company's intention to continue to monitor its compensation plans to comply with OBRA in the future.

            William T. Dillard II                 Walter V. Smiley

Company Performance

         The graph below compares for each of the last five fiscal years the cumulative total return on the Company's Common Stock, the Nasdaq Stock Market - U.S. Index, and the Nasdaq Stock Market - Computer and Data Processing Index. The cumulative total return on the Company's Common Stock assumes $100 invested on March 31, 1992 in the Company's Common Stock.


          The following table is submitted in lieu of the required graph:

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         AMONG ACXIOM CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

        YEAR                          1992   1993   1994   1995   1996   1997
Acxiom Corporation                    $100   $222   $263   $425   $606   $730
NASDAQ - US Index                      100    115    124    138    187    208
NASDAQ - Computer & Data Processing    100    112    114    154    219    240

*  $100 INVESTED ON 03/31/92 IN STOCK OR INDEX -
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING MARCH 31.


                              CERTAIN TRANSACTIONS


         1. On January 5, 1996, the Company leased an aircraft from MorAir, Inc., a corporation controlled by Charles D. Morgan, the Company's Chairman and Company Leader, and Jane Dills Morgan, for $66,385 per month, plus maintenance and insurance. The term of this aircraft lease expires January 4, 2001. The terms of the lease have been found by the Board to be as good or better than those which could have been obtained from an unrelated third party.

         2. In accordance with that certain Data Center Management Agreement dated July 27, 1992 (the "Agreement") between the Company and Trans Union Corporation ("Trans Union") which became effective on August 31, 1992, the Company (through its subsidiary, Acxiom CDC, Inc.) acquired all of Trans Union's interest in its Chicago data center and agreed to provide Trans Union with various data center management services. The term of the Agreement, as amended, expires in 2005.

         In connection with the Agreement, on August 31, 1992 the Company issued to Trans Union 1,920,000 shares (the "Initial Shares") of Common Stock, subject to certain "put" and "call" provisions. Pursuant to a subsequent amendment, Trans Union relinquished its right to cause the Company to repurchase such shares, and the Company relinquished its right to call the shares. On August 31, 1992 the Company issued a warrant ("Warrant") to Trans Union to purchase up to 4,000,000 additional shares prior to August 31, 2000, at exercise prices ranging from $2.813 per share to $3.563 per share.

         Trans Union presently owns the 1,920,000 Initial Shares and the 2,000 shares transferred to Trans Union by Mr. Gambill, or 3.7% of the currently issued and outstanding shares of the Company's Common Stock. Upon acquisition of the 4,000,000 shares which could currently be purchased under the Warrant, Trans Union would beneficially own 5,922,000 shares, or 10.6% of the Company's then issued and outstanding shares. However, the amount of stock which may be purchased by Trans Union under the Warrant is limited so that Trans Union's total holdings under the Warrant and the Agreement may not exceed 10% of the Company's then issued and outstanding shares. Based upon the number of shares currently issued and outstanding, Trans Union would be able to obtain approximately 3,613,459 of the 4,000,000 Warrant shares. Trans Union retains the right, however, to acquire additional shares of Common Stock on the open market. In addition, pursuant to the Agreement, Trans Union has preemptive rights whereby it may, under certain circumstances, purchase additional shares of Common Stock in the event the Company issues additional shares. Such preemptive rights provide Trans Union with the ability to maintain its percentage ownership of Common Stock acquired pursuant to the Agreement.

         In addition, effective October 26, 1994, the Company and Trans Union's parent company, Marmon Industrial Corporation ("MIC"), entered into a Stock Purchase Agreement wherein the Company agreed to sell, and MIC agreed to buy, 2,000,000 shares of newly issued Common Stock of the Company (the "Additional Shares") for $5.98 per share. The purchase price of the Additional Shares was established on August 31, 1994 pursuant to a letter agreement between the Company and Trans Union and, for purposes of the Warrant, the Additional Shares do not count towards the number of shares owned by Trans Union. Taking into account the shares owned by Trans Union and the currently exercisable Warrant shares beneficially owned by Trans Union, Trans Union and MIC would jointly beneficially own approximately 7,535,459 shares, or 13.6% of the Company's then issued and outstanding shares. (See "Principal Shareholders" above.)

         Pursuant to a letter agreement dated July 27, 1992, which was executed in connection with the Agreement, the Company agreed to use its best efforts to cause one person designated by Trans Union to be elected to the Company's Board of Directors. Trans Union designated its CEO and President, Harry C. Gambill, who was appointed to fill a vacancy on the Board in November 1992 and was elected at the 1993 Annual Meeting of Shareholders to serve a three-year term. He was elected to serve a second three-year term at the 1996 Annual Meeting. Pursuant to a second letter agreement dated August 31, 1994, which was executed in connection with an amendment to the Agreement which continued the term through 2002, the Company agreed to amend the letter agreement dated July 27, 1992 and use its best efforts to cause two persons designated by Trans Union to be elected to the Company's Board of Directors. In addition to Mr. Gambill, Trans Union designated Robert A. Pritzker, an executive officer of MIC, who was appointed to fill a newly created position on the Company's Board of Directors on October 26, 1994. Mr. Pritzker was elected to serve a three-year term at the 1995 Annual Meeting of Shareholders. These undertakings by the Company are in effect until the latter of the tenth anniversary of August 31, 1992 or termination of the Agreement, the term of which was extended to 2005 during the past fiscal year.

                     SECTION 16(a) REPORTING DELINQUENCIES

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's "executive officers" (as defined in the Rules of the Securities and Exchange Commission), directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To the Company's knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no other forms were required for those persons during and with respect to the fiscal year ended March 31, 1997, the Company believes that during the past fiscal year, all filing requirements applicable to its officers, directors, and greater than ten percent (10%) beneficial owners were met, except as follows: one report, covering two transactions, was filed late by James E. Bryant, Jr.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected KPMG Peat Marwick LLP as the Company's independent public accountants and auditors, a position that firm has held since the Company's initial offering of securities to the public in 1983. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

         Any shareholder proposal to be presented at the 1998 Annual Meeting should be directed to the Secretary of the Company, P.O. Box 2000, 301 Industrial Boulevard, Conway, Arkansas 72033-2000, and must be received by the Company on or before February 13, 1998. Any such proposal must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

                        ADDITIONAL INFORMATION AVAILABLE

         Upon written request, the Company will furnish, without charge, a copy of the Company's most recent Annual Report on Form 10-K, as filed with the United States Securities and Exchange Commission, including the financial statements and schedules thereto. The written request should be sent to Catherine L. Hughes, Secretary of the Company, P.O. Box 2000, 301 Industrial Boulevard, Conway, Arkansas 72033-2000.

                                 OTHER MATTERS

         The Board of Directors does not intend to present and does not have any reason to believe that others will present any items of business at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying Proxy to vote the shares represented thereby in accordance with their best judgment, and discretionary authority to do so is included in the Proxy.

                                        By Order of the Board of Directors


                                                Catherine L. Hughes
                                                     Secretary


Conway, Arkansas
June 16, 1997

                                   PROXY CARD
(Side 1)

P
R                              ACXIOM CORPORATION
O         This Proxy Is Solicited on Behalf of The Board of Directors
X                    for the Annual Meeting of Shareholders
Y                         to be Held on July 30, 1997

The undersigned hereby appoints Catherine L. Hughes and Shayne D. Smith as Proxies, or either of them, with the power to appoint their substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of Common Stock of Acxiom Corporation held of record by the undersigned on June 9, 1997, at the Annual Meeting of Shareholders to be held at 301 Industrial Boulevard, Conway, Arkansas 72033-2000 on July 30, 1997, or any adjournment or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL PROPOSALS.


Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

                                                                     SEE REVERSE
                                                                        SIDE


(Side 2)

[X] Please mark your
    votes as in this
    example.

           The Board of Directors recommends a vote FOR the proposal.

                  FOR all nominees     WITHHOLD
                  listed at right      AUTHORITY

1.  Election of         [ ]               [ ]             Nominees:
    Directors                                          Dr. Ann H. Die
                                                      Charles D. Morgan

(For, except vote withheld for the following nominee(s):)


---------------------------------------------







SIGNATURE(S)-----------------------------------   DATED:------------------, 1997

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.